Wyndham's Standalone Plan Provides Significant Upside to Choice's Offer

Wyndham's growth opportunity, consistent with our published guidance in October 2023, far exceeds Choice's $90 offer and represents more compelling value for shareholders.

Choice's Egregious Mischaracterization[1]



DE-RISKS EXECUTION OF WYNDHAM
$ / Share
Assumes perfect
full potential valu
stated growth sto
Wyndham's current share price is **$77.88**
$9 per share is **not reflective of our standalone growth story** but rather represents the downside risks associated with Choice's Offer[2]
Wyndham has initiatives in progress and capital capacity to add up to $44 **per share** of incremental value over the near- and medium-term
~~$69.10~~
~~$9.00~~ (1)
~~$78.10~~
~~$11.90~~
?
~~~$90.00~~
To be realized over a period of ~~seven years~~ assuming perfect execution of growth story[1]
Wyndham "Pre-Release" Share Price
Wyndham's Growth Story
Wyndham's Full Potential Value
Valuation Gap
$90 Offer Price[3]

Fact: WH Provided Outlook in October 2023

- **Market-Driven Current Price:** Wyndham's share price performance is in-line with the broader lodging market, where the average share price across peers has increased ~17% since October 16th and is not a result of Choice's proposal, given the market's perception is that the transaction is unlikely to occur
- **Standalone Value of Identified Growth Initiatives:** Wyndham's realization of underway initiatives is expected to produce 7-10% adjusted EBITDA[3] CAGR, creating ~$20 per share in potential incremental value
- **Standalone Value of Near-Term Free Cash Flow Generation:** Wyndham's strong expected free cash flow generation over the next two years exceeds $700 million, which can be deployed for organic or inorganic growth opportunities suggesting a potential incremental per share value of ~$8
- **Standalone Balance Sheet Capacity:** Wyndham has significant leverage capacity beyond free cash flow which can be used to fund incremental growth opportunities. Increasing leverage to just 3.5x over the next two years provides an additional ~$700 million, which could further increase share price by ~$8
- **Long-Term Multiple Expansion Driven by Growth:** Given current trading levels relative to peers, a 1.0x multiple uplift could have a substantial impact on value to shareholders, potentially increasing share price by ~$8 per share

WYNDHAM HOTELS & RESORTS
~~~

Footnotes & Disclaimer

Footnotes:

1. Source: Choice December 12, 2023, investor presentation, slide 19.
2. Transaction risk has the potential to impact Wyndham's ability to execute on growth strategies, impacting long-term value. See slide 9 of investor presentation posted on October 26, 2023 for more information.
3. In determining adjusted EBITDA for future periods, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. We are providing this measure on a non-GAAP basis only because, without unreasonable efforts, we are unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Note: Market data as of 12/15/23. Lodging peers include: MAR, HLT and IHG. Deployment of available capital assumes net leverage of 3.5x. Incremental share price rounded to the nearest $1.00 per share. As of September 30, 2023.

Important Additional Information

This document is not an offer to purchase or a solicitation of an offer to sell any securities or the solicitation of any vote or approval. Wyndham Hotels & Resorts, Inc. ("Wyndham" or the "Company") has filed with the U.S. Securities and Exchange Commission (the "SEC") a solicitation/recommendation statement on Schedule 14D-9. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to Company stockholders. COMPANY STOCKHOLDERS ARE ADVISED TO READ THE COMPANY'S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY EXCHANGE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Company stockholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by the Company in connection with any exchange offer by Choice Hotels International, Inc. or one of its affiliates, free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from the Company by directing a request to Matt Capuzzi, Senior Vice President, Investor Relations at matthew.capuzzi@wyndham.com or by calling 973.753.6453.

The Company intends to file a proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company's 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting"). The Company's stockholders are strongly encouraged to read such proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company's stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at the Company's website at https://investor.wyndhamhotels.com.

Certain Information Concerning Participants

Wyndham and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. Information regarding the Company's directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC on February 16, 2023 and its most recent definitive
Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023. To the extent holdings of the Company's securities have changed since the filing of the Company's most recent Annual Report on Form 10-K or the Company's most recent definitive Proxy Statement on Schedule 14A, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Updated information relating to the foregoing will also be set forth in the Company's proxy statement and other materials to be filed with the SEC for its 2024 Annual Meeting. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement on Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the offer. Wyndham claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Forward-looking statements include those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "intend," "goal," "future," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of hereof.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: factors relating to the offer; general economic conditions, including inflation, higher interest rates and potential recessionary pressures; the effects from the coronavirus pandemic, including the impact on Wyndham's business, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the SEC and subsequent reports filed with the SEC. Wyndham undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.